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                                                                       EXHIBIT 5


MORGAN, LEWIS & BOCKIUS LLP
1701 Market Street
Philadelphia, PA 19103

December 12, 2000

Cell Pathways, Inc.
702 Electronic Drive
Horsham, PA 19044

Ladies and Gentlemen:

We have acted as counsel to Cell Pathways, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 3,250,015 shares (the "Shares") of Common Stock, par value $0.01, of the Company, to be issued in connection with the Cell Pathways, Inc. 1997 Equity Incentive Plan; the Cell Pathways, Inc. 1997 Non-Employee Directors' Plan; the Cell Pathways, Inc. Employee Stock Purchase Plan; the Tseng Labs, Inc. 1991 Stock Option Plan; the Tseng Labs, Inc. 1991 Special Directors Stock Option Plan; and the Tseng Labs, Inc. 1995 Stock Option Plan (collectively, the "Plans"). In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Certificate of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Plans; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that if each Share is issued and paid for in accordance with the terms of the relevant Plan, the shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP